Exhibit 99.1

PMC Reports Fourth Quarter and Full Year 2013 Results

PMC Investor Relations Website: http://investor.pmcs.com
Q4 2013 earnings announcement call live on Website at 1:30 p.m. PT
Conference call replay number 1 (800) 406-7325; passcode 4660981#.
Replay available shortly after end of conference call through February 6, 2014

SUNNYVALE, Calif.--(BUSINESS WIRE)--January 30, 2014--PMC-Sierra, Inc. (PMC®) (Nasdaq:PMCS), the semiconductor and software solutions innovator transforming networks that connect, move and store big data, today reported results for the fourth quarter and full year ended December 28, 2013.

Net revenues in the fourth quarter of 2013 totaled $126.1 million, a decrease of 2.2 percent compared to $128.9 million in the third quarter of 2013, and a decrease of 2.6 percent compared to $129.4 million in the fourth quarter of 2012.

GAAP net loss in the fourth quarter of 2013 totaled $16.7 million, or $0.08 per share, compared to a GAAP net loss in the third quarter of 2013 of $2.7 million, or $0.01 per share. The fourth quarter GAAP net loss included provision for income taxes of $12.8 million, driven primarily by net deferred tax expense associated with changes in assessment for certain income tax credits. Non-GAAP net income totaled $18.5 million, or $0.09 per diluted share, down seven percent in the fourth quarter of 2013 compared to non-GAAP net income of $20.0 million, or $0.10 per diluted share in the third quarter of 2013.

“Fourth quarter results were above the midpoint of our expectations and reflected solid growth in our storage business,” said Greg Lang, PMC president and chief executive officer. “It is encouraging to see our storage and server businesses finish the year strong.”

Net income on a non-GAAP basis in the fourth quarter of 2013 excludes the following items: (i) $6.8 million stock-based compensation expense; (ii) $13.6 million amortization of purchased intangible assets; (iii) $4.1 million severance costs; and (iv) $10.7 million of other adjustments, including income tax related as described in the accompanying GAAP to non-GAAP reconciliation table.

For the full year ended December 28, 2013, net revenues were $508.0 million compared to $531.0 million for the year ended December 29, 2012, a decrease of 4.3 percent year over year. GAAP operating loss for the full year 2013 was $6.7 million compared to GAAP operating loss of $282 million reported in the year ended December 29, 2012. GAAP operating loss for the full year 2012 included impairment write-downs of goodwill and intangible assets of $274.6 million. Non-GAAP operating income for the full year 2013 was $68.1 million compared to non-GAAP operating income of $77.5 million in the prior year. GAAP net loss for the full year 2013 was $32.5 million, or $0.16 per share, compared to GAAP net loss of $319.3 million, or $1.47 per share, for the prior year. Non-GAAP net income in the year ended December 28, 2013, was $68.2 million or $0.33 per diluted share, compared to non-GAAP net income of $81.8 million or $0.38 per diluted share, in the year ended December 29, 2012.

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

FOURTH QUARTER AND 2013 HIGHLIGHTS

The Company announced the following in the fourth quarter and full year of 2013:

  On Nov. 18, TweakTown recognized the Adaptec by PMC Series 8 12Gb/s RAID controller with an Editor’s Choice Award, commenting that they “are built to address the changing landscape of the data center.”
  On Nov. 14, Fierce Telecom recognized PMC’s WinPath4 mobile backhaul processor with two Fierce Innovation Awards: a “Best in Show” award for “Best Technological Problem Solver” as well as the best backhaul solution for wireless networks.
  On Oct. 28, Dell DCS announced a demonstration of their ARM 64-bit server, which utilizes PMC’s 16-port 12Gb/s SAS storage solution, at ARM TechCon 2013.
  On Sept. 4, PMC became the only supplier of an end-to-end 12G architecture from controller to SSD with the introduction of Adaptec Series 8 12Gb/s SAS RAID Adapters. PMC's 12Gb/s SAS architecture is optimized to deliver the performance, flexibility and density needed for dynamic data in cloud computing, content delivery networks, and mission-critical database applications.
  On July 15, PMC announced the completion of its previously announced intention to acquire IDT’s Enterprise Flash Controller business, strengthening the Company’s position as a leader in the rapidly growing enterprise SSD market segment.
  On June 5, PMC introduced WinPath4, the industry’s first backhaul processor that enables mobile operators to scale capacity in their backhaul networks while transitioning to Layer 3 Packet Transport Networks. WinPath4 eliminates network bottlenecks caused by the growing deployment of 4G LTE.
  On June 3, PMC announced further expansion of its Adaptec storage product line with the industry’s first low-profile, 24-port, PCI Express® (PCIe®) Gen3 6Gb/s SAS/SATA RAID adapter, enabling new dense architectures for scale-out or space-limited data centers. With 24-port native connectivity, the Adaptec 78165 triples storage connectivity by replacing up to three eight-port RAID adapters, and more than doubles the performance of competing solutions, significantly reducing cost and power.
  On Mar. 18, PMC introduced DIGI 120G, the industry’s only single-chip OTN processor supporting 10G, 40G and 100G speeds for OTN transport, aggregation and switched deployments. To meet the elastic traffic demands of big data, DIGI 120G allows for efficient sharing and the dynamic assignment of network resources, enabling OTN networks to effectively virtualize optical network bandwidth. This unprecedented level of silicon integration facilitates the most cost effective designs, engineering efficiency, and lowest power approach to OTN system solutions.
  On Feb. 20, PMC expanded its Adaptec storage product line with the industry’s first high-performance, high-density, low-profile encrypted PCIe Gen3 host bus adapter (HBA) family. This product line is capable of executing over one million input/output operations per second (IOPS) with 6.6 GB/s sustained throughput, provides 256 bit AES encryption, and offers up to 16 ports. The Adaptec Series 7H and 6H families of SAS/SATA HBAs provide customers with high-performance connectivity for hard disk drives, solid-state drives, removable media and tape drives. The product family is ideally suited for high-performance data center applications and positions PMC as a leader in secure data center storage solutions.

Fourth Quarter and Full Year 2013 Conference Call

Management will review the fourth quarter and full year 2013 results and share its outlook for the first quarter of 2014 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on January 30, 2014. The conference call webcast will be accessible under the Financial News and Events section at http://investor.pmcs.com. To listen to the conference call live by telephone, dial 1 (877) 941-9205 with passcode 4660981#, approximately 10 minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 1(800) 406-7325 using the access code 4660981#. A replay of the webcast will be available for 30 business days.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties, including in respect of our ongoing review of tax accounting errors. The Company’s SEC filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor and software solutions innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Facebook, Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2014. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, and PMCS is a trademark of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners. PMC is the corporate brand of PMC-Sierra, Inc.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 28,	December 29,	December 28,	December 29,
	2013	2012	2013	2012
		(As restated -		(As restated -
		See Note A)		See Note A)
Net revenues	$126,105	$129,418	$508,028	$530,997
Cost of revenues	37,176	36,663	149,457	157,918
Gross profit $	88,929	92,755	358,571	373,079

Gross profit %	71%	72%	71%	70%

Research and development	54,009	49,553	211,047	220,927
Selling, general and administrative	27,768	26,432	112,770	112,479
Amortization of purchased intangible assets	13,547	10,784	48,245	45,321
Impairment of goodwill and purchased intangible assets	-	-	-	274,637
(Loss) income from operations	(6,395)	5,986	(13,491)	(280,285)

Foreign exchange gain (loss)	2,363	439	4,043	(1,512)
Amortization of debt issue costs	-	(17)	-	(167)
Interest income (expense), net	33	(47)	827	(1,586)
Gain on investment securities and other investments	103	777	1,879	1,523
(Loss) income before (provision for) recovery of income taxes	(3,896)	7,138	(6,742)	(282,027)
(Provision for) recovery of income taxes	(12,795)	6,967	(25,756)	(37,301)
Net (loss) income	$(16,691)	$14,105	$(32,498)	$(319,328)

Net (loss) income per common share - basic	$(0.08)	$0.07	$(0.16)	$(1.47)
Net (loss) income per common share - diluted	$(0.08)	$0.07	$(0.16)	$(1.47)

Shares used in per share calculation - basic	201,615	202,400	203,882	216,593
Shares used in per share calculation - diluted	201,615	202,900	203,882	216,593

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, impairment of goodwill and purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets, Impairment of goodwill and purchased intangible assets,
Other Income (Expense), (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss),
Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 28,	September 28,	December 29,	December 28,	December 29,
	2013 (1)	2013 (2)	2012 (3)	2013 (4)	2012 (5)

GAAP cost of revenues	$37,176	$37,194	$36,663	$149,457	$157,918
Stock-based compensation	(256)	(190)	(218)	(899)	(875)
Acquisition-related costs	(5)	(777)	-	(800)	(37)
Asset impairment	-	-	10	-	(98)
Termination costs	(171)	-	(92)	(171)	(92)
Reversal of accruals	-	2,300	-	2,300	-
Non-GAAP cost of revenues	$36,744	$38,527	$36,363	$149,887	$156,816

GAAP gross profit	$88,929	$91,661	$92,755	$358,571	$373,079
Stock-based compensation	256	190	218	899	875
Acquisition-related costs	5	777	-	800	37
Asset impairment	-	-	(10)	-	98
Termination costs	171	-	92	171	92
Reversal of accruals	-	(2,300)	-	(2,300)	-
Non-GAAP gross profit	$89,361	$90,328	$93,055	$358,141	$374,181

Non-GAAP gross profit %	70.9%	70.1%	71.9%	70.5%	70.5%

GAAP research and development expense	$54,009	$50,733	$49,553	$211,047	$220,927
Stock-based compensation	(2,854)	(2,541)	(2,909)	(11,095)	(11,583)
Acquisition-related costs	(1,071)	(1,200)	(269)	(2,812)	(2,162)
Termination costs	(2,690)	(178)	(347)	(4,138)	(2,748)
Reversal of accruals	-	-	-	2,890	-
Asset impairment	(508)	-	(533)	(508)	(1,012)
Non-GAAP research and development expense	$46,886	$46,814	$45,495	$195,384	$203,422

GAAP selling, general and administrative expense	$27,768	$26,383	$26,432	$112,770	$112,479
Stock-based compensation	(3,694)	(3,143)	(3,210)	(14,271)	(13,857)
Acquisition-related costs	(39)	(5)	40	(1,122)	(1,591)
Lease exit (costs) recoveries	(48)	-	125	(48)	(2,384)
Termination costs	(1,282)	(41)	(219)	(1,784)	(1,137)
Reversal of accruals	1,300	-	-	1,300	-
Asset impairment	(639)	-	39	(2,214)	(273)
Non-GAAP selling, general and administrative expense	$23,366	$23,194	$23,207	$94,631	$93,237

GAAP amortization of purchased intangible assets	$13,547	$13,138	$10,784	$48,245	$45,321
Amortization of purchased intangible assets	(13,547)	(13,138)	(10,784)	(48,245)	(45,321)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-	$-	$-

GAAP impairment of goodwill and purchased intangible assets	$-	$-	$-	$-	$274,637
Impairment of goodwill and purchased intangible assets	-	-	-	-	(274,637)
Non-GAAP impairment of goodwill and purchased intangible assets	$-	$-	$-	$-	$-

GAAP other income (expense)	$2,499	$64	$1,152	$6,749	$(1,742)
Foreign exchange (gain) loss on foreign tax liabilities	(2,564)	1,390	(872)	(4,697)	1,531
Accretion of the debt discount related to the senior convertible notes	-	-	389	-	3,218
Gain on disposal of investments	-	(1,762)	-	(1,762)	-
Interest expense related to short-term loan	114	48	-	162	-
Non-GAAP other income (expense)	$49	$(260)	$669	$452	$3,007

GAAP provision for (recovery of) income taxes	$12,795	$4,195	$(6,967)	$25,756	$37,301
(Provision for) recovery of income tax matters	(12,179)	(4,160)	6,843	(25,397)	(38,598)
Non-GAAP provision for (recovery of) income taxes	$616	$35	$(124)	$359	$(1,297)

GAAP operating expenses	$95,324	$90,254	$86,769	$372,062	$654,809
Stock-based compensation	(6,548)	(5,684)	(6,119)	(25,366)	(25,440)
Acquisition-related costs	(1,110)	(1,205)	(229)	(3,934)	(3,753)
Asset impairment	(1,147)	-	(494)	(2,722)	(1,285)
Lease exit (costs) recoveries	(48)	-	125	(48)	(2,384)
Termination costs	(3,972)	(219)	(566)	(5,922)	(3,885)
Amortization of purchased intangible assets	(13,547)	(13,138)	(10,784)	(48,245)	(45,321)
Reversal of accruals	1,300	-	-	4,190	-
Impairment of goodwill and purchased intangible assets	-	-	-	-	(274,637)
Non-GAAP operating expenses	$70,252	$70,008	$68,702	$290,015	$296,659

GAAP operating (loss) income	$(6,395)	$1,407	$5,986	$(13,491)	$(280,285)
Stock-based compensation	6,804	5,874	6,337	26,265	26,315
Acquisition-related costs	1,115	1,982	229	4,734	3,790
Asset impairment	1,147	-	484	2,722	1,383
Reversal of accruals	(1,300)	(2,300)	-	(6,490)	-
Lease exit costs (recoveries)	48	-	(125)	48	2,384
Termination costs	4,143	219	658	6,093	3,977
Amortization of purchased intangible assets	13,547	13,138	10,784	48,245	45,321
Impairment of goodwill and purchased intangible assets	-	-	-	-	274,637
Non-GAAP operating income	$19,109	$20,320	$24,353	$68,126	$77,522

Non-GAAP operating margin	15.2%	15.8%	18.8%	13.4%	14.6%

	Three Months Ended			Twelve Months Ended
	December 28,	September 28,	December 29,	December 28,	December 29,
	2013 (1)	2013 (2)	2012 (3)	2013 (4)	2012 (5)

GAAP net (loss) income	$(16,691)	$(2,724)	$14,105	$(32,498)	$(319,328)
Stock-based compensation	6,804	5,874	6,337	26,265	26,315
Acquisition-related costs	1,115	1,982	229	4,734	3,790
Termination costs	4,143	219	658	6,093	3,977
Asset impairment	1,147	-	484	2,722	1,383
Reversal of accruals	(1,300)	(2,300)	-	(6,490)	-
Lease exit costs (recoveries)	48	-	(125)	48	2,384
Amortization of purchased intangible assets	13,547	13,138	10,784	48,245	45,321
Impairment of goodwill and purchased intangible assets	-	-	-	-	274,637
Foreign exchange (gain) loss on foreign tax liabilities	(2,564)	1,390	(872)	(4,697)	1,531
Accretion of the debt discount related to the senior convertible notes	-	-	389	-	3,218
Gain on disposal of investments	-	(1,762)	-	(1,762)	-
Interest expense related to short-term loan	114	48	-	162	-
Provision for (recovery of) income tax matters	12,179	4,160	(6,843)	25,397	38,598
Non-GAAP net income	$18,542	$20,025	$25,146	$68,219	$81,826

Non-GAAP net income per share - basic	$0.09	$0.10	$0.12	$0.33	$0.38
Non-GAAP net income per share - diluted	$0.09	$0.10	$0.12	$0.33	$0.38

Shares used to calculate non-GAAP net income per share - basic	201,615	205,377	202,400	203,882	216,593
Shares used to calculate non-GAAP net income per share - diluted	203,047	207,475	202,900	205,841	218,046

(1) $6.8 million stock-based compensation expense; $1.1 million acquisition-related costs and deferred tax effects; $4.1 million termination costs; $1.1 million asset impairment; $1.3 million reversal of accrual; $0.1 million lease exit costs; $13.5 million amortization of purchased intangible assets; $2.6 million foreign exchange loss on foreign tax liabilities; $0.1 million interest expense related to short-term loan; and $12.2 million provision for income taxes which includes $1.9 million income tax recovery relating to intercompany transactions, $2.5 million income tax recovery for adjustments relating to prior periods and changes in estimates, $0.9 million arrears interest relating to unrecognized tax benefits, $3.3 million provision related to non-deductible intangible asset amortization, $0.7 million income tax provision relating to foreign exchange translation of a foreign subsidiary, $10.4 million deferred tax effect related to changes in assessments for certain income tax credits, and $1.3 million income tax provision related to tax deductible goodwill and other items above.

(2) $5.9 million stock-based compensation expense; $2 million acquisition-related costs; $0.2 million termination costs; $13.1 million amortization of purchased intangible assets; $1.5 million foreign exchange loss on foreign tax liabilities; $1.8 million gain from disposal of investments; $2.3 million reversal of accruals; and $4.2 million provision for income taxes which includes $2.9 million deferred tax provision related to non-deductible intangible asset amortization, $0.7 million arrears interest relating to unrecognized tax benefits, $0.4 million tax recovery relating to foreign exchange translation of a foreign subsidiary, and $1 million income tax provision related to tax deductible items above.

(3) $6.3 million stock-based compensation expense; $0.2 million acquisition-related costs; $0.7 million termination costs; $0.5 million asset impairment; $0.1 million recovery of lease exit costs; $10.8 million amortization of purchased intangible assets; $0.9 million foreign exchange gain on foreign tax liabilities; $0.4 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $6.8 million recovery of income taxes which includes $3.5 million income tax recovery related to an intercompany dividend, $0.5 million income tax provision relating to intercompany transactions, $1.8 million income tax recovery for adjustments relating to prior periods, $0.6 million recovery of arrears interest relating to unrecognized tax benefits, $0.8 million deferred tax recovery related to non-deductible intangible asset amortization and impairment, $0.4 million income tax recovery relating to foreign exchange translation of a foreign subsidiary, and $0.2 million income tax recovery related to tax deductible items above.

(4) $26.3 million stock-based compensation expense; $4.8 million acquisition-related costs and deferred tax effects; $6.1 million termination costs; $2.8 million asset impairment; $6.5 million reversal of accruals; $0.1 million lease exit costs; $48.2 million amortization of purchased intangible assets; tangible assets; $4.7 million foreign exchange loss on foreign tax liabilities; $0.1 million interest related to short-term loan; and $25.4 million provision for income taxes which includes $0.2 million income tax provision relating to intercompany transactions, $2.6 million arrears interest relating to unrecognized tax benefits, $11.7 million provision related to non-deductible intangible asset amortization and impairment, $2 million income tax recovery for adjustments relating to prior periods and changes in estimates, $1.2 million income tax provision relating to foreign exchange translation of a foreign subsidiary, $10.4 million deferred tax effect related to change in assessment for certain income tax credit, and $1.3 million income tax provision related to tax deductible goodwill and other items above.

(5) $26.3 million stock-based compensation expense; $3.8 million acquisition-related costs; $4 million termination costs; $1.4 million asset impairment; $2.4 million lease exit costs; $45.3 million amortization of purchased intangible assets; $274.6 million impairment of goodwill and purchased intangible assets; $1.5 million foreign exchange loss on foreign tax liabilities; $3.2 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $38.6 million provision for income taxes which includes $42 million income tax provision related to an intercompany dividend net of $11.1 million related to the U.S. Federal and State tax credits required to be recognized in advance of their utilization, $10 million income tax provision relating to intercompany transactions, $2.2 million arrears interest relating to unrecognized tax benefits, $4 million deferred tax recovery related to non-deductible intangible asset amortization and impairment, $10.2 million income tax recovery for adjustments relating to prior periods, $0.9 million net tax recovery relating to foreign exchange translation of a foreign subsidiary, and $0.5 million income tax recovery related to tax deductible items above.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 28,	December 29,
	2013	2012
		(As restated -
		See Note A)

ASSETS:
Current assets:
Cash and cash equivalents	$100,038	$169,970
Short-term investments	10,894	11,431
Cash, cash equivalents and short-term investments	110,932	181,401
Accounts receivable, net	56,112	62,143
Inventories, net	28,712	23,548
Prepaid expenses and other current assets	19,855	22,125
Income tax receivable	2,640	6,630
Prepaid tax expense	5,695	-
Deferred tax assets	42,561	43,630
Total current assets	266,507	339,477

Investment securities	103,391	91,778
Investments and assets	10,750	20,133
Prepaid tax expense	93	19,152
Property and equipment, net	39,149	43,146
Goodwill and other intangible assets, net	425,823	381,087
Deferred tax assets	7,492	1,137
	$853,205	$895,910
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	23,173	$27,410
Accrued liabilities	64,257	66,722
Short-term loan	30,000	-
Liability for unrecognized tax benefit	54,127	51,810
Income taxes payable	632	1,450
Current deferred income taxes	2,450	2,466
Deferred income	7,481	8,113
Total current liabilities	182,120	157,971

Long-term obligations	11,108	22,793
Deferred tax and other long-term tax liabilities	46,380	39,186
Liability for unrecognized tax benefit	27,947	28,204

PMC special shares	1,188	1,188

Stockholders' equity:
Capital stock and additional paid in capital	1,550,385	1,555,087
Accumulated other comprehensive (loss) income	(526)	616
Accumulated deficit	(965,397)	(909,135)
Total stockholders' equity	584,462	646,568
	$853,205	$895,910

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended
	December 28,	December 29,
	2013	2012
Cash flows from operating activities:
Net loss	$(32,498)	$(319,328)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,432	64,535
Stock-based compensation	26,264	26,315
Unrealized foreign exchange (gain) loss , net	(2,251)	1,747
Net amortization of premiums/discounts and accrued interest of investments	1,580	5,101
Asset Impairment	167	1,759
Gain on investment securities and other investments	(1,796)	(1,508)
Impairment of goodwill and purchased intangible assets	-	274,637
Taxes related to intercompany dividend	-	60,940
Loss on disposal of property and equipment	6	-
Excess tax benefits from stock option transactions	(842)	(14,232)

Changes in operating assets and liabilities:
Accounts receivable	6,007	(2,929)
Inventories	(3,381)	16,363
Prepaid expenses and other current assets	1,900	2,635
Accounts payable and accrued liabilities	(5,551)	(28,267)
Deferred taxes and income taxes payable	16,223	(21,085)
Deferred income	(632)	(7,911)
Net cash provided by operating activities	76,628	58,772

Cash flows from investing activities:
Business acquisition	(96,098)	(15,900)
Investment in long term deposits	(1,127)	-
Purchases of property and equipment	(14,637)	(31,229)
Purchase of intangible assets	(3,979)	(7,438)
Redemption of short-term investments	8,466	26,473
Disposals of investment securities and other investments	162,773	315,310
Purchases of investment securities and other investments	(179,837)	(120,917)
Net cash (used in) provided by investing activities	(124,439)	166,299

Cash flows from financing activities:
Payment of debt issuance costs	(928)	-
Repurchase of convertible subordinated notes	-	(68,340)
Proceeds from short-term loan	30,000	-
Proceeds from issuance of common stock	25,247	16,000
Excess tax benefits from stock option transactions	842	14,232
Repurchases of common stock	(76,335)	(199,999)
Net cash used in financing activities	(21,174)	(238,107)

Effect of exchange rate changes on cash and cash equivalents	(947)	435
Net decrease in cash and cash equivalents	(69,932)	(12,601)
Cash and cash equivalents, beginning of the period	169,970	182,571
Cash and cash equivalents, end of the period	$100,038	$169,970

Note A. Prior Period Error Corrections - Income Taxes

The comparative condensed consolidated financial statements as of and for the year ended December 29, 2012 have been revised to correct the misapplication of accounting principles related to our accounting for deferred income taxes and uncertain tax positions. Most significantly, the Company did not appropriately re-measure its reserves for uncertain tax positions associated with a decrease in exposure that occurred in 2012 related to the historical utilization of certain tax credits. The Company also corrected two additional items : the Company did not adjust its deferred tax liabilities to reflect the effect of a certain change in tax law enacted 2012; and the Company did not record the deferred tax effect related to a change in the value of a certain liability that occurred in 2012. The net impact of revising our comparative condensed consolidated financial statements for these items was an $8.7 million reduction in our previously recorded 2012 provision for income tax, a $1.1 million increase, $6.8 million decrease and $2.8 million decrease in long-term deferred tax assets, liability for unrecognized tax benefits and deferred tax liabilities, respectively, and a $2.0 million increase in additional paid in capital as of December 28, 2012. There was no change to the total amount of income tax loss carry-forwards or any other income tax assets available or utilized for tax purposes, nor to the actual amount of income tax payable to taxing authorities as a result of these matters in any period.

Management believes the effects of these corrections on its 2012 consolidated financial statements as presented in Form 10-K/A filed November 12, 2013, including the effects on the 2012 quarterly financial information summarized below, are not material. The Company and its auditors continue to review the accounting adjustments. As a result, the selected financial information reported herein, including the adjusted 2012 financial information reported herein, should be considered preliminary. Until the examination has been completed, the Company cannot make assurances that it will not adjust the selected financial information reported herein or amend prior period filings. You are encouraged to read the Company's 2013 Annual Report on Form 10-K when it is available.

The tables below illustrate the effects on the comparative condensed consolidated financial statements as of and for the year ended December 29, 2012, and as supplemental information, the effects on the condensed consolidated balance sheets for each of the past six quarters and the interim condensed consolidated statements of operations for the three and six month periods ended July 1, 2012 and the three and twelve month period ended December 29, 2012:

	As of		As of		As of
	September 28, 2013		June 29, 2013		March 30, 2013
		As Previously		As Previously		As Previously
(in thousands)	As Restated	Reported	As Restated	Reported	As Restated	Reported
CONDENSED CONSOLIDATED BALANCE SHEETS
Non-current assets:
Deferred tax assets	$1,282	$145	$1,389	$252	$1,181	$44
Non-current liabilities
Liability for unrecognized tax benefits - non-current	$28,133	$34,886	$27,610	$34,363	$28,489	$35,242
Deferred tax and other long-term tax liabilities	$42,002	$44,752	$41,395	$44,145	$40,134	$42,884
Equity:
Common stock and additional paid in capital	$1,584,013	$1,582,063	$1,581,116	$1,579,166	$1,577,403	$1,575,453
Accumulated deficit	$(932,575)	$(941,265)	$(923,966)	$(932,656)	$(917,535)	$(926,225)

	As of		As of		As of
	December 29, 2012		September 30, 2012		July 1, 2012
		As Previously		As Previously		As Previously
(in thousands)	As Restated	Reported	As Restated	Reported	As Restated	Reported
CONDENSED CONSOLIDATED BALANCE SHEETS
Non-current assets:
Deferred tax assets	$1,137	$-	$777	$58	$1,108	$389
Non-current liabilities
Liability for unrecognized tax benefits - non-current	$28,204	$34,957	$29,330	$36,083	$28,529	$35,282
Deferred tax and other long-term tax liabilities	$39,186	$41,936	$40,279	$40,279	$40,321	$40,321
Equity:
Common stock and additional paid in capital	$1,555,087	$1,553,137	$1,553,971	$1,552,021	$1,560,720	$1,558,770
Accumulated deficit	$(909,135)	$(917,825)	$(915,276)	$(920,798)	$(633,590)	$(639,112)

	Twelve months		Three Months Ended		Six Months Ended		Three Months Ended
	December 29, 2012		December 29, 2012		July 1, 2012		July 1, 2012
		As Previously		As Previously		As Previously		As Previously
(in thousands, except for per share amounts)	As Restated	Reported	As Restated	Reported	As Restated	Reported	As Restated	Reported
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Provision for) recovery of income taxes	$(37,301)	$(45,991)	$6,967	$3,799	$(49,783)	$(55,305)	$5,457	$(65)
Net loss	$(319,328)	$(328,018)	$14,105	$10,937	$(58,909)	$(64,431)	$5,873	$351
Net loss per common share - basic	$(1.47)	$(1.51)	$0.07	$0.05	$(0.26)	$(0.28)	$0.03	$0.00
Net loss per common share - diluted	$(1.47)	$(1.51)	$0.07	$0.05	$(0.26)	$(0.28)	$0.03	$0.00

CONTACT:
Blueshirt Group
Suzanne Schmidt, 1-415-217-4962
suzanne@blueshirtgroup.com
or
PMC-Sierra, Inc.
Hillary Choularton, 1-604-415-6671
Communications Specialist
hillary.choularton@pmcs.com